Exhibit 5.1

YD Bio Limited 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009 Cayman Islands	D:	+852 3656 6054 / +852 3656 6061
	E:	nathan.powell@ogier.com / florence.chan@ogier.com

	Reference:	FYC/AGC/510959.00001

10 July 2025

Dear Sirs

YD Bio Limited (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in relation to the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form F-4, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement). The Registration Statement relates to the transactions contemplated in the merger agreement and plan of reorganization (the Original Agreement) dated 24 September 2024 by and among Breeze Holdings Acquisition Corp. (the SPAC), Breeze Merger Sub, Inc. (the Parent Merger Sub) and YD Biopharma Limited (the Target) and the amendment no.1 to the Original Agreement (the Amendment, together with the Original Agreement, as may further be amended and supplemented, the Merger Agreement) by and among the SPAC, the Parent Merger Sub, the Target, the Company and BH Biopharma Merger Sub Limited. Pursuant to the Merger Agreement, the Company will issue the following securities as will be determined in accordance with the Merger Agreement:

(a)	such number of ordinary shares with US$0.0001 par value each of the Company (each an Ordinary Share) to certain securities holders of the SPAC (including, without limitation, the Ordinary Shares issuable to the existing rights holder of the SPAC) (collectively, the SPAC Shares) as set out in the Registration Statement and in accordance with the terms of the Merger Agreement;

(b)	such number of Ordinary Shares to certain existing shareholders of the Target (the Consideration Shares and together with the SPAC Shares, the Offering Shares) in accordance with the terms of the Merger Agreement;

(c)	such number of warrants to purchase Ordinary Shares to the existing warrant holders of the SPAC (the Warrants) in accordance with the terms of the Merger Agreement and the Warrant Agreement (as defined in Schedule 1); and

(d)	such number of Ordinary Shares upon due exercise of all the Warrants in accordance with the terms as set out therein (the Warrants Shares).

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li** Rachel Huang** Yuki Yan** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

This opinion letter is given in accordance with the terms of the legal matters section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Statutory Books, the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and have not been amended, varied or revoked in any respect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving, among other things, the Merger Agreement and the Warrant Agreement (collectively, the Agreements) and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Merger Agreements which has not been properly disclosed in the Board Resolutions;

(g)	the Assignment Agreement will be duly executed and delivered by the Company and all other parties named thereto, in materially the same form as the last draft examined by us and in accordance with the Board Resolutions, prior to the issuance of the Warrants;

(h)	neither the directors of the Company or the shareholders of the Company have taken any steps to appoint a liquidator or a restructuring officer of the Company and no receiver has been appointed over any of the Company’s property or assets;

(i)	the Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register;

(j)	all parties to the Registration Statement and the Merger Agreement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement and the Merger Agreement;

(k)	each of the Registration Statement and the Merger Agreement has been or, as the case may be, will be duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(l)	the obligations expressed to be assumed by the Company and by the other parties in each of the Registration Statement, the Merger Agreement (and in the case of the Warrant Agreement, will) constitute legal, valid, binding and enforceable obligations of such parties under all applicable laws (other than the laws of the Cayman Islands);

(m)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement, the Merger Agreement or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

(n)	the Company will not change its authorised share capital or issue any further shares (other than the Offering Shares and Warrant Shares (or otherwise as stated in the Merger Agreement) before the time of issuing the Offering Shares and Warrant Shares;

(o)	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

(p)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Ordinary Shares and none of the Ordinary Shares have been offered or issued to residents of the Cayman Islands;

(q)	at the time of the issuance of the Warrant Shares and the exercise of the Warrants in accordance with its terms (the Exercise):

(i)	the Company will not have been struck off, dissolved or placed in liquidation;

(ii)	the issue price for each Warrant Share issued (in the case of the Warrants, upon the Exercise) will not be less than the par value of such share;

(r)	the Amended MAA appended to the Registration Statement will not be further amended and will be the effective memorandum and articles of association of the Company immediately prior to the date that any Ordinary Shares or Warrants are issued by the Company pursuant to the Registration Statement and the Merger Agreement; and

(s)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations of the documents set forth in Schedule 1 and assumptions referred to in paragraph 2 above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Validity of issuance of the Offering Shares and Warrant Shares

(b)	The Offering Shares to be offered and issued by the Company as contemplated by the Registration Statement and the Merger Agreement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration thereof (being no less than its aggregate par value) in accordance with the terms set out in the Registration Statement, the Merger Agreement and the Company's then effective memorandum and articles of association; and

(ii)	such issuance of the Offering Shares has been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(c)	The Warrant Shares to be issued pursuant to the Warrants when the Warrants are exercisable under the terms of the Warrants and the Warrant Agreement, have been duly authorised for issue and, when:

(i)	issued by the Company upon due exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement and the Company's then effective memorandum and articles of association against full payment of the exercise price therefor (being no less than its aggregate par value); and

(ii)	such issuances of Warrant Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Agreements to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Agreements (or as to how the commercial terms of the Agreements reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Agreements and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Agreements reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

6.1	This opinion may be used only in connection with the offering of the Offering Shares and the Warrant Shares while the Registration Statement is effective. With the exception of your professional advisers (acting only in that capacity) pursuant to the Registration Statement, it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

6.2	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”.

Yours faithfully

/s/ Ogier
Ogier

SCHEDULE 1

Documents Examined

1	The certificate of incorporation of the Company dated 18 November 2024 issued by the Registrar.

2	The amended and restated memorandum and articles of association of the Company filed with Registrar on 31 October 2024 (the Memorandum and Articles of Association).

3	The draft form of the second amended and restated memorandum and articles of association of the Company appended to the Registration Statement adopted by shareholder resolution dated 7 July 2025 with effect from the Parent Merger Effective Time (as defined in the Merger Agreement) (the Amended MAA).

4	The written resolutions of all the directors of the Company dated 7 July 2025 (the Board Resolutions).

5	The written resolutions of the sole shareholder of the Company dated 7 July 2025 (the Shareholder Resolutions).

6	The certificate of good standing dated 25 June 2025 issued by the Registrar in respect of the Company (the Good Standing Certificate).

7	The register of members of the Company dated 13 May 2025 (the Register of Members).

8	The register of directors and officers of the Company dated 13 May 2025 (the Register of Directors, and together with the Register of Members, the Statutory Books).

9	A certificate from a director of the Company dated 7 July 2025 as to certain matters of fact (the Director's Certificate).

10	The Registration Statement.

11	The Merger Agreement.

12	The warrant agreement dated 23 November 2020 by and between the SPAC and Continental Stock Transfer & Trust Company (the Warrant Agreement).

13	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 7 July 2025.

14	Results of the search conducted online through the CORIS (Cayman Online Registry Information System) as maintained by the Ministry of Financial Services of Cayman Islands Government in respect of the Company dated 30 June 2025.

SCHEDULE 2

Qualifications

Good Standing

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of Writs

3	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI$20,000.

Limited liability

4	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act of the Cayman Islands and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

5	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).